Exhibit 10.2

Base Agreement Number: SEFIMYD7UZ

Embedded Solution Agreement

Cloud Services Subscription Transaction Document: 02

This is a Cloud Services Transaction Document (“TD”) under the: i) Embedded Solution Agreement (“Base Agreement”) and the Attachment for Cloud Services (“Attachment”); or ii) the Cloud Services Agreement (“Base Agreement”) and the Attachment for Embedded Solutions for Cloud Services (“Attachment”), as previously agreed to between the parties. This TD becomes effective as of the date the last party executes it (“Effective Date”).

Unless this TD is signed by 06/30/2025, IBM reserves the right to reject the terms of this TD.

By signing below (by hand or where recognized by law, electronically), each party agrees to the terms of this TD and the terms of the Service Description(s) referred to in this TD. Once signed, both parties agree that 1) any reproduction of this TD made by reliable means (for example, photocopy or facsimile) is considered an original, unless invalid under local law; 2) this TD, together with the Base Agreement, the Attachment, and the applicable Service Description(s), forms a separate agreement (collectively, the “Agreement”); and 3) this TD, together with the Base Agreement, the Attachment, and the applicable Service Description(s), is the parties' complete agreement and replaces all prior oral or written communications between the parties regarding the transactions described in this TD. All terms used in this TD and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

	Agreed to:		Agreed to:

	Datavault AI Inc.		International Business Machines Corporation

By:	/s/ Nathaniel Bradley	By:	/s/ Lu Guido
	Authorized signature		Authorized signature

	Name (type or print): Nathaniel Bradley		Name (type or print): Lu Guido

	Title: Chief Executive Officer		Title: Principal - ESA Leader IBM America’s

	Date: 2025-06-29 16:44:17 PDT		Date: 2025-06-30 20:27:01 PDT

	Address:		IBM address:
	48 Wall Street		10 North Martingale
	Floor 11		Woodfield Preserve
	New York, NY, 10005		Building: 0062
Schaumburg, IL 60173-2099

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Base Agreement Number: SEFIMYD7UZ

Embedded Solution Agreement

Cloud Services Subscription Transaction Document: 02

1.	Cloud Service(s) and Prices

In addition to the Territory restriction in the Base Agreement and the applicable Attachment, BP may not distribute the Embedded Solution containing IBM Product(s) to End Users in Cuba, Iran, North Korea, Russia, Syria, Belarus, Crimea, and the Donetsk, Luhansk, Kherson and Zaporizhia (Zaporizhzhia) regions of Ukraine (collectively, “Prohibited Destinations”). In addition, BP may not distribute the Embedded Solution containing IBM Product(s) to: (i) majority-owned subsidiaries of any entity located or headquartered in any Prohibited Destination; or (ii) entities majority-owned by citizens of the Prohibited Destinations, or majority-owned by entities headquartered in any Prohibited Destination.

BP will receive the right to use the following Cloud Service(s) in accordance with the Agreement, the relevant Service Description(s), and this TD. BP will pay the applicable payment as described below for the Cloud Services BP acquires.

Cloud Service Subscriptions

BP may order the Cloud Service Subscription(s) listed below. Upon order execution, a provisioning code will be provided to the BP to activate the subscription.

Part Number	Cloud Service Description	Term (Months)	List Price	ESA Price
D0FHQZX	IBM watsonx as a Service 1 US Dollar per Month	36	$1.00	$0.95
D0FHRZX	IBM watsonx as a Service 1 US Dollar Overage	36	$1.00	$1.00
D0FHSZX	IBM Watson Subscription for IBM Cloud Service level Agreement	36	$0	$0
D1U2ZLL	IBM Cloud Advanced Support per Month	36	$0.10	$0.09
D1U30LL	IBM Cloud Advanced Support Overage	36	$0.10	$0.10
D09LAZX	IBM Cloud Subscription Service Level Agreement	12	$0.00	$0.00

2.	Purchase Commitment

Prices are based upon a committed contract value specified in the following Purchase Commitment Table. The specified amounts are the minimum cloud services value that BP commits to purchase during each year of this TD. For clarity, only paid orders for new licenses shall count towards the purchase commitment. At the end of each one-year period, IBM will compare BP's actual attainment to the purchase commitment for that period. If BP's attainment exceeds the purchase commitment in a given one-year period, the excess will be applied toward the commitment in the following year of this TD. If BP has not attained the commitment, BP agrees to submit to IBM a purchase order for cloud services in the amount of the remaining balance within 7 days of the end of the applicable one-year period. If BP fails to submit such purchase order, IBM may invoice BP the remaining balance and BP shall pay IBM for such amount.

Applicable Year of TD Term	Purchase Commitment Prices
First year	$105,564.00
Second year	$2,111,850.00
Third year	$4,117,292.40

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Base Agreement Number: SEFIMYD7UZ

3.	Service Description(s)

The latest version(s) of the following Service Description(s), which can be found at https://www.ibm.com/support/customer/csol/terms or also available in the Portal (if applicable), are incorporated herein by reference:

●	IBM Cloud

●	Cloud Services: Watsonx available at

●	https://www.ibm.com/support/customer/csol/terms/?cat=cloud-sd-standard

Service Descriptions, which apply to those specific Cloud Services.

For clarity, and notwithstanding the order of precedence in the Attachment, references in the Service Description(s) to: (i) ‘you’ or ‘Client’ shall mean BP and not End User; (ii) ‘Order Document’ shall mean this TD; and (iii) ‘Data Processing Addendum’ or ‘DPA’ shall mean IBM’s Data Processing Addendum for Business Partners (BP-DPA).

4.	Value Add that must be included in the Embedded Solution

For the avoidance of doubt, providing only installation or implementation services or hosting the Product alone is not considered significant new functionality or capability and does not constitute Value Add.

The Value Add must include an application that contains commercial intellectual property that BP either owns or has the right to sublicense.

Name of Embedded Solution:	Datavault
Description of the Embedded Solution:	Datavault's platform tokenizes data and allows for innovative data sales via DataVault's proprietary information data exchange. This platform provides organizations with the ability to quantify the power of their data, which was previously only understood as an intangible asset.
Business Partner's Value Add:	Datavault will use incorporate AI into the solution to automate and optimize creation, pricing, yields and trading on coin exchanges included but not limited to assets such as athletes name, image and likeliness on a marketplace.

5.	Term

The term of this TD will be three years from the Effective Date (“Initial Term”). Additional Cloud Service TDs may be available for purchase for additional one (1) year terms, as mutually agreed to by the parties in writing. The discount above is based upon a $6,334,706.40 committed contract value over the 3 year period.

5.	Ordering Document and Payment Terms

A.	Orders

The charge for each selected Cloud Service subscription will be based on the rates quoted in Section 1 when BP places an order for each subscription of the Cloud Service. BP may purchase a Cloud Service subscription by placing an initial order as described below in Section 5C, or by placing written orders as described in this Section 5A. Each new Cloud Service subscription requires a written order from BP based on the terms of this TD or a quote generated by IBM. Orders submitted by BP in writing may be in the form of a purchase order at BP's option.

IBM will invoice BP in advance for the Cloud Service Subscription(s) BP orders. For Initial Orders, the billing frequency is indicated in the Initial Order Table in 5C below. For subsequent orders, BP will select a billing frequency available for the Cloud Service Subscription (e.g. monthly, quarterly, annually, or up-front) and indicate that selection on the written order submitted to IBM. If BP does not indicate a billing frequency on the written order, IBM will invoice BP monthly in advance for that order.

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Base Agreement Number: SEFIMYD7UZ

Unless IBM otherwise notifies BP in writing, Cloud Service subscription orders (including purchase orders if BP elects to provide them) are to be emailed to the following address:

Electronically: https://systems-ordering.ibm.com

B.	Initial Order

BP is placing the following order for the Cloud Services subscription(s) below upon TD signing. Notwithstanding the terms of this Agreement or our prior practice, payment is not contingent upon issuance of a purchase order. All approvals required to issue payment have been obtained. Billing Frequency is specified in the Initial Order Table below. Amounts are due upon receipt of the invoice and payable within 75 days of the invoice date. The bill to, ship to addresses along with specific ordering information and amounts due under this Agreement are included herein or in other documents related hereto. This order is firm and irrevocable. Any additional Cloud Service subscriptions will be ordered and paid for as specified in in this Agreement.

Initial Order Table – Cloud Service Subscriptions

Part Number	Product Description	Billing Frequency	Term (Months)	ESA Price Per Unit	QTY	Yearly Unit Volume	Yearly ESA Price	Subscription Price
D0FHQZX	IBM watsonx as a Service 1 US Dollar per Month (1 US Dollar)	Annually (upfront)	1-12	$0.95	9,260	111,120	$105,564.00	$105,564.00
D0FHRZX	IBM watsonx as a Service 1 US Dollar Overage	As Incurred	1-12	1.00	NA	NA	NA	$1.00
D0FHSZX	IBM watsonx as a Service Service Level Agreement	Annually (Upfront)	1-12	NA	1	$0.00	$0.00	$0.00
D0FHQZX	IBM watsonx as a Service 1 US Dollar per Month (1 US Dollar)	Annually (upfront)	13-24	$0.95	185,250	2,223,000	$2,111,850.00	$2,111,850.00
D0FHRZX	IBM watsonx as a Service 1 US Dollar Overage	As Incurred	13-24	1.00	NA	NA	NA	$1.00
D0FHSZX	IBM watsonx as a Service Service Level Agreement	Annually (Upfront)	13-24	NA	1	$0.00	$0.00	$0.00
D0FHQZX	IBM watsonx as a Service 1 US Dollar per Month (1 US Dollar)	Annually (upfront)	25-36	$0.95	361,166	4,334,000	$4,117,292.40	$4,117,292.40
D0FHRZX	IBM watsonx as a Service 1 US Dollar Overage	As Incurred	25-36	1.00	NA	NA	NA	$1.00
D0FHSZX	IBM watsonx as a Service Service Level Agreement	Annually (Upfront)	25-36	NA	1	$0.00	$0.00	$0.00
						Total:	$6,334,706.40	$6,334,706.40

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Base Agreement Number: SEFIMYD7UZ

6.	Support Responsibilities

Technical support for Cloud Services is described in the Service Description(s) listed in Section 2 (“Technical Support”). IBM provides Technical Support to BP and not to End Users. BP will develop a service plan to enable convenient, efficient, and timely support of Cloud Services it markets as an Embedded Solution. The service plan will include, but not be limited to, (i) maintaining a support process adequate to support the latest release of and provide service for all Cloud Services for which BP provides services, (ii) an escalation process, (iii) identification and maintenance of qualified technical support personnel and mutually-agreed resource commitments, management contacts, and support location(s), and (iv) logging and reporting procedures for BP's service activities.

BP will provide Level 1 Support which means BP will be the initial contact for all service requests from End Users regarding the Embedded Solution. BP will only refer requests to IBM through BP's designated technical support personnel and processes after BP 1) validates that the Cloud Service is eligible for support and 2) performs its respective responsibilities.

7.	Miscellaneous Terms and Conditions

A.	IBM reserves the right to change the part numbers and/or pricing metrics for the Cloud Service subscription(s) listed in Section 1, upon written notice to BP. Changes to either part numbers or pricing metrics will not cause a change in the effective prices for the Cloud Service subscription.

B.	BP agrees not to use, and to restrict its End Users from using, its Embedded Solution: (i) for mass surveillance, racial profiling, or any use that violates or encourages the violation of basic human rights or other applicable laws and regulations; (ii) to distribute false, misleading, disparaging or obscene information or content; (iii) to provide fully automated decision making in connection with use cases involving critical processes or the risk of loss of life, property or impact on an individual’s legal rights; (iv) in a manner that impersonates another for deceptive purposes or conceals the fact a user is interacting with AI; or (v) to distribute or intentionally generate malware or other harmful code.

8.	Contract Coordinators

	For IBM:	For BP:
Name	Alejandro Larios	Nathaniel Bradley
Company	IBM Corporation	Datavault AI Inc
Address	10 North Martingale	48 Wall Street, Floor 11
Woodfield Preserve Building: 0062
City, ST	Schaumburg, IL 60173-2099	New York, NY, 10005
Telephone:		[****]
Email:	[****]	[****]

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